Exhibit 99.1
Tronox General Counsel Announces Retirement
     Oklahoma City, Nov. 27, 2007 — Roger G. Addison, Tronox Incorporated (NYSE: TRX, TRX.B) vice president, general counsel and secretary, announced that he will retire on Nov. 29, 2007.
     Addison, who has been with the company almost 31 years, joined Kerr-McGee Corp. in 1977 and served in positions of increasing responsibility, including vice president of chemical legal services prior to the separation of the company’s chemical business. In connection with the initial public offering of Tronox Incorporated, Addison was named vice president, general counsel and secretary of the new public company.
     “On behalf of Tronox and the board of directors, I want to thank Roger for his commitment to our company and wish him the best in his retirement,” said Tom Adams, Tronox chairman and chief executive officer.
     Michael J. Foster, managing counsel, will serve as interim general counsel and will lead the company’s law department until a final decision is made on Addison’s replacement.
     “Over the past three decades, I have been fortunate to work with a talented group of professionals at both Kerr-McGee and Tronox,” said Addison. “It has been personally and professionally rewarding to participate in the spin off of Tronox and be part of its exciting transformation. After a very satisfying career, I am looking forward to spending more time with my family in my retirement.”
     Headquartered in Oklahoma City, Tronox is the world’s third-largest producer and marketer of titanium dioxide pigment, with an annual production capacity of 642,000 tonnes. Titanium dioxide pigment is an inorganic white pigment used in paint, coatings, plastics, paper and many other everyday products. The company’s five pigment plants, which are located in the United States, Australia, Germany and the Netherlands, supply high-performance products to approximately 1,100 customers in 100 countries. In addition,

Tronox produces electrolytic products, including sodium chlorate, electrolytic manganese dioxide, boron trichloride, elemental boron and lithium manganese oxide.
###
Forward-Looking Statements: Some information in this news release regarding the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “budget,” “goal,” “plans,” “objective,” “outlook,” “should,” or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the market value of Tronox’s products, demand for consumer products for which Tronox’s businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions in areas where Tronox operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors Section of Tronox’s Annual Report on Form 10-K and Form 10-Q, as filed with the U.S. Securities and Exchange Commission (SEC), and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this news release. The company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. Investors are urged to consider closely the disclosures and risk factors in Tronox’s Annual Report on Form 10-K available on Tronox’s website, www.tronox.com. This also can be obtained from the SEC by calling 1-800-SEC-0330.

Media Contact:	Debbie Schramm
Direct: 405-775-5177
Cell: 405-830-6937
debbie.schramm@tronox.com

Investor Contact:	Robert Gibney
Direct: 405-775-5105
robert.gibney@tronox.com
07-31

2